INDEPENDENT AUDITORS' CONSENT

Board of Directors
Community Bankshares, Inc.

     We consent to the incorporation by reference into this Registration Statement on Form S-8 filed by Community Bankshares, Inc. in connection with the Community Bankshares, Inc. 1997 Stock Option Plan of our Report dated January 31, 1997, included in Community Bankshares, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1996.

                                             s/J. W. Hunt and Company, LLP
                                             J. W. Hunt and Company, LLP

Columbia, South Carolina
June 24, 1997

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